Exhibit 1.1

UNDERWRITING AGREEMENT

__________, 20__

NBCUniversal Media, LLC

30 Rockefeller Plaza

New York, New York

Ladies and Gentlemen:

We (the “Underwriters”) understand that NBCUniversal Media, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell the [indicate number/principal amount of each type of security to be sold] (the “Offered Securities”) identified in Schedule I hereto, as more fully described in the Time of Sale Prospectus. The Offered Securities will be issued pursuant to an Indenture dated as of [—] between the Company and The Bank of New York Mellon, as trustee.

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company agrees to sell and the Underwriters agree to purchase, severally and not jointly, at the [respective] purchase price[s] set forth in Schedule I hereto, the [number/principal amount] of the Offered Securities set forth opposite their respective names in Schedule II hereto. For purposes of this Agreement, “Applicable Time” means [—] [p.m.] (New York time) on the date hereof.

Payment of the purchase price for the Offered Securities shall be made to the Company by Federal funds wire transfer against delivery of the Offered Securities in book-entry form to the Manager through the facilities of The Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery and all documents with respect to the purchase of the Offered Securities shall be delivered by the parties at the offices of counsel for the Underwriters, [—] at 10:00 A.M. (New York time) on [—] or at such other time, not later than [—] as shall be designated by the Manager.

All the provisions contained in the document entitled NBCUniversal Media, LLC Underwriting Agreement Standard Provisions dated September [    ], 2012 (the “Standard Provisions”), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in the Standard Provisions is otherwise defined herein, the definition set forth herein shall control, (ii) all references in the Standard Provisions to a type of security that is not an Offered Security and the related representations, warranties, opinions given or to be given in respect thereof and the related covenants, conditions and other obligations relating thereto shall not be deemed to be a part of this Agreement, (iii) all references in the Standard Provisions to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement and (iv) the term “Manager,” as used therein, shall, for purposes of this Agreement, mean ___________ [and ___________, whose authority hereunder may be exercised by them jointly or by___________ alone].

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours, On behalf of themselves and the other Underwriters named herein

By:
Name:
Title:

Accepted as of the date written above:

NBCUNIVERSAL MEDIA, LLC

By:
Name:
Title:

SCHEDULE I

TO UNDERWRITING AGREEMENT

(DEBT SECURITIES)

Title:

Principal Amount: $

Principal Amount Subject to Overallotment Option: $

Purchase Price: $[            ] per [$1,000] principal amount (plus accrued interest from [            ])

Price to the Public: $[            ] per [$1,000] principal amount (plus accrued interest from [            ])

Maturity Date:

Interest Rate:

Redemption Provisions:

Interest Payment Dates: [            ] and [            ], commencing [            ] (Interest accrues from [            ])

Form and Denomination:

Ranking:

Conversion Provisions:

Other Terms:

SCHEDULE II

TO UNDERWRITING AGREEMENT

Underwriter	[Number/Principal Amount of Offered Securities to be Purchased]

SCHEDULE III

TO UNDERWRITING AGREEMENT

[Term sheet reflecting the terms on Schedule I or, if there is no term sheet, orally conveyed pricing information]

[List any other free writing prospectus to be included in the Time of Sale Prospectus]

SCHEDULE IV

TO UNDERWRITING AGREEMENT

[Insert the information provided by the Underwriter expressly for use in the offering documents pursuant to the second paragraph under Article VI of the Underwriting Agreement.]

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